FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION:
Monday, September 11, 2006	Rich Sheffer (952) 887-3753

DONALDSON NAMES CHARLES MCMURRAY SENIOR VICE PRESIDENT,
INDUSTRIAL PRODUCTS, TECHNOLOGY AND SOUTH AFRICA

MINNEAPOLIS (Sept. 11, 2006) — Donaldson Company, Inc. (NYSE: DCI) announced today that Charles J. McMurray is promoted to Senior Vice President, Industrial Products, Technology, and South Africa. Most recently, McMurray was Vice President, Europe, South Africa, Mexico, IT and Facilities.

McMurray will assume the leadership of the Industrial Products segment from James R. Giertz, who is leaving Donaldson to pursue an opportunity as Chief Financial Officer with Residential Capital Corporation (ResCap), one of the nation’s largest real estate finance companies. Giertz had previously served as Chief Financial Officer of Donaldson prior to taking on his current role.

McMurray joined Donaldson in 1980 as a senior operations accountant and has held various leadership positions including Vice President, Human Resources, Director of IT, Plant Manager of Donaldson’s Dixon, Illinois manufacturing facility and Director of Manufacturing for Donaldson Europe. McMurray also served two assignments at Advanced Filtration Systems Inc. (“AFSI”), from 1986 through 1990 as Finance and Administration Manager and from 1992 through 1997 as General Manager. AFSI is a 50/50 joint venture with Caterpillar Inc. (NYSE: CAT).

“Charlie is a strong leader with a proven track record in delivering outstanding results,” said Bill Cook, Chairman, President and CEO. “He has held a variety of demanding leadership positions in both staff and operational roles in various Donaldson locations, both in the U.S. and overseas. The interpersonal skills, experience, management abilities and perspective he has developed in those assignments equip him well for the challenges in his new role.”

“I thank Jim for his many contributions to Donaldson and especially for the strategy he has executed for our Industrial Group over the last 6 years. Under Jim’s leadership, we completed two of the largest acquisitions in Donaldson’s history, DCE and Ultrafilter, significantly expanding both our product range and global presence. We have the organization, clear strategy and business platform in place for continued future growth of our Industrial Products due to Jim and his team’s efforts.”

About Donaldson Company, Inc.

Donaldson is a leading worldwide provider of filtration systems and replacement parts. We are a technology-driven company committed to satisfying our customers needs for filtration solutions through innovative research and development. We serve customers in the diesel engine and industrial markets including in-plant air cleaning, compressed air and gas purification, power generation, disk drive filtration, off-road equipment and on-road trucks. Our 11,000 employees contribute to the company’s success at over 30 manufacturing locations around the world. Donaldson is a member of the S&P MidCap 400 Index and Donaldson shares are traded on the NYSE under the symbol DCI. Additional company information is available at www.donaldson.com.

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Donaldson Company, Inc.

September 11, 2006

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The company desires to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is making this cautionary statement in connection with such safe harbor legislation. This announcement contains forward-looking statements, including forecasts, plans and projections relating to our business and financial performance, which involve uncertainties that could materially impact results.

The company wishes to caution investors that any forward-looking statements are subject to uncertainties and other risk factors that could cause actual results to differ materially from such statements, including but not limited to risks associated with: currency fluctuations, commodity prices, world economic factors, political factors, the company’s international operations, highly competitive markets, governmental laws and regulations, and other factors included in our Annual and Quarterly Reports filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements.

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